Exhibit 99.1

Zai Lab Announces Closing of Public Offering of American Depositary Shares and Full Exercise of Greenshoe Option

SHANGHAI, SAN FRANCISCO, CA, April 23, 2021 (GLOBE NEWSWIRE) – Zai Lab Limited (“Zai Lab” or the “Company”) (NASDAQ:ZLAB, HKEX: 9688), an innovative commercial stage biopharmaceutical company, today announced the closing of its previously announced underwritten public offering of 4,776,000 American depositary shares (“ADSs”), each representing one ordinary share of the Company, at a price of US$150.00 per ADS (the “ADS Offering”). Zai Lab had also granted the underwriters a 30-day option to purchase up to an additional 716,400 ADSs at the public offering price, less underwriting discounts and commissions. The underwriters fully exercised their option to purchase these additional ADSs. The ADS Offering closed on April 23, 2021.

The expected total global offering gross proceeds to Zai Lab, including both the ADS Offering and the previously announced underwritten offering of 224,000 ordinary shares (the “Ordinary Shares Offering), are approximately US$857.5 million.

The gross proceeds to Zai Lab from the ADS Offering, before deducting underwriting discounts and commissions and other offering expenses, were approximately US$823.9 million.

The closing of the Ordinary Shares Offering is expected on or about April 28, 2021, and will be settled in Hong Kong dollars at a price of HK$1,164.20 per ordinary share.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Jefferies LLC, Citigroup Global Markets Inc., SVB Leerink LLC and Guggenheim Securities, LLC acted as joint book-running managers for the ADS offering.

The ADSs were offered pursuant to a shelf registration statement on Form S-3ASR, which became automatically effective upon filing with the U.S. Securities and Exchange Commission (“SEC”) on April 19, 2021.

The ADS Offering was made only by means of a prospectus supplement and an accompanying prospectus included in Form-S-3ASR. The registration statement on Form S-3ASR and the prospectus supplement are available at the SEC’s website at: http://www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus may be obtained from: (i) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, via telephone at 1-866-803-9204 or via email at prospectus-eq_fi@jpmchase.com, (ii) Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com, (iii) Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York 10022, or by telephone at 1-877-821-7388 or via email at prospectus_department@jefferies.com, (iv) Citigroup Capital Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146 and (v) SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 1-800-808-7525 ex. 6105 or by email at syndicate@svbleerink.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy ADSs, ordinary shares or any other securities, nor shall there be any sale of ADSs or ordinary shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Zai Lab

Zai Lab (NASDAQ:ZLAB, HKEX:9688) is an innovative, research-based, commercial-stage biopharmaceutical company focused on developing and commercializing therapies that address medical conditions with unmet needs in oncology, autoimmune disorders and infectious disease. To that end, our experienced team has secured partnerships with leading global biopharmaceutical companies in order to generate a broad pipeline of innovative marketed products and product candidates. We have also built an in-house team with strong product discovery and translational research capabilities and are establishing a pipeline of proprietary product candidates with global rights. Our vision is to become a leading global biopharmaceutical company, discovering, developing, manufacturing and commercializing our portfolio in order to impact human health worldwide.

Zai Lab Forward-Looking Statements

This press release contains references to statements about future expectations, plans and prospects for Zai Lab, including, without limitation, statements containing words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements are based on Zai Lab’s expectations and assumptions that Zai Lab believes are reasonable as of the date of this press release and are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. Actual results of operations, financial condition and liquidity, and the development of the industry in which Zai Lab operates may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to (1) Zai Lab’s ability to successfully commercialize and generate revenue from its approved products; (2) Zai Lab’s ability to finance its operations and business initiatives and obtain funding for such activities, (3) Zai Lab’s results of clinical and pre-clinical development of its product candidates, (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of Zai Lab’s product candidates, (5) the effects of the novel coronavirus (COVID-19) pandemic on general economic, regulatory and political conditions and (6) other factors discussed in Zai Lab’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 1, 2021, and its other filings with the Securities and Exchange Commission. Zai Lab anticipates that subsequent events and developments will cause Zai Lab’s expectations and assumptions to change and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing Zai Lab’s views as of any date subsequent to the date of this press release.

ZAI LAB CONTACTS:

Zai Lab

Billy Cho,

CFO

+86 21 6163 7322

billy.cho@zailaboratory.com

Media: Ryo Imai / Robert Flamm, Ph.D.

Burns McClellan, on behalf of Zai Lab

212-213-0006, ext. 315 / 364

rimai@burnsmc.com / rflamm@burnsmc.com

Investors: Mike Zanoni

Endurance Advisors, on behalf of Zai Lab

610-442-8570, mzanoni@enduranceadvisors.com